SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: October 21, 1999

                           IRON MOUNTAIN INCORPORATED
             (Exact name of registrant as specified in its charter)

     Delaware                       1-14937                    04-3107342
 (State or other                  (Commission                 (IRS Employer
 jurisdiction of                  File Number)              Identification No.)
 incorporation)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          (Address of principal executive offices, including zip code)




                                 (617) 535-4766
              (Registrant's telephone number, including area code)





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Item 5.  Other Events

     On October 21, 1999, Iron Mountain Incorporated (the "Company") announced the execution of a definitive agreement to acquire Pierce Leahy Corp. in a stock-for-stock merger. The merger consideration will result in the equivalent of a fixed exchange ratio of 1.1 shares of Iron Mountain common stock for each share of Pierce Leahy common stock. As a result of the merger, existing Pierce Leahy shareholders will own approximately 35% of the combined company. The proposed merger is subject to approval by the shareholders of both companies.

     The acquisition will be structured as a reverse merger where Pierce Leahy will be the surviving legal entity and will change its name to Iron Mountain Incorporated. After closing, the common stock of Iron Mountain will continue to be listed on the New York Stock Exchange under the symbol IRM. The exchange ratio will be implemented by Pierce Leahy issuing a 10 percent stock dividend (one share for each ten Pierce-Leahy shares outstanding) prior to the merger, and each existing share of Iron Mountain common stock will become one share of the successor Iron Mountain common stock. The contemplated merger transaction is being structured to be a tax-free exchange for the shareholders of both companies. The merger transaction will not result in a "change in control" under the public debt indentures of either company and the existing public debt of both companies will remain outstanding.

     For a more detailed description of the merger, see the press release dated October 21, 1999 and the Agreement and Plan of Merger, both of which are attached to this Current Report on Form 8-K as exhibits and incorporated herein by reference.

                       -----------------------------------

     This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe-harbor created by such Act. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) the inability to complete the merger of Iron Mountain and Pierce Leahy due to the failure to obtain the necessary regulatory approvals or satisfy other customary conditions; (ii) failure to fully realize the anticipated cost savings in a timely manner because of difficulty in integrating the operations of the two companies and unanticipated costs as a result of the merger; and (iii) other trends in competitive or economic conditions affecting Iron Mountain's and Pierce Leahy's financial condition or results of operations not presently contemplated. Neither Iron Mountain nor Pierce Leahy undertakes any obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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




(c) Exhibits

Exhibit No.                Item
2                          Agreement and Plan of Merger by and between Iron
                           Mountain Incorporated and Pierce Leahy Corp.
                           dated as of October 20, 1999.
99                         Press Release, dated as of October 21, 1999

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




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IRON MOUNTAIN INCORPORATED
                                     (Registrant)



                                     By: /s/ Jean A. Bua
                                         Jean A. Bua
                                         Vice President and Corporate Controller


Date:   October 21, 1999

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